                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                              VICOM, INCORPORATED


                                   ARTICLE I.
                            OFFICES, CORPORATE SEAL
                       AND SHAREHOLDER CONTROL AGREEMENT

     SECTION 1.01. REGISTERED AND OTHER OFFICES. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

     SECTION 1.02. CORPORATE SEAL. If so directed by the Board of Directors, the corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word "seal", but it may also include, at the discretion of the Board, such additional wording as is permitted by law.

     SECTION 1.03. SHAREHOLDER CONTROL AGREEMENT. In the event of any conflict or inconsistency between these Bylaws, or any amendment thereto, and any shareholder control agreement, whenever adopted, such shareholder control agreement shall govern.

                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

     SECTION 2.01. TIME AND PLACE OF MEETINGS. Regular or special meetings of the shareholders, if any, shall be held on the date and at the time and place fixed by the Chief Executive Officer, the Chairman of the Board, or the Board, except that a regular or special meeting called by, or at the demand of a shareholder or shareholders, pursuant to Minnesota Statutes, Section 302A.431, Subd. 2, shall be held in the county where the principal executive office is located.

     SECTION 2.02. REGULAR MEETINGS. At any regular meeting of the shareholders there shall be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting. Any business appropriate for action by the shareholders may be transacted at a regular meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders are present in person or by proxy and none of them objects to such designation. Regular meetings may be held no more frequently than once per year.

     SECTION 2.03. DEMAND BY SHAREHOLDERS. Regular or special meetings may be demanded by a shareholder or shareholders, pursuant to the provisions of Minnesota Statutes, Sections 302A.431, Subd. 2, and 302A.433, Subd. 2, respectively.

     SECTION 2.04. QUORUM; ADJOURNED MEETINGS. The holders of a majority of the voting power of the shares entitled to vote at a meeting constitute a quorum for the transaction of business; said holders may be present at the meeting either in person or by proxy. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though withdrawal of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum shall not be present in person or by proxy at a meeting, those present in person or by proxy may adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. If a quorum is present in person or by proxy, a meeting may be adjourned from time to time without notice, other than announcement at the meeting. At adjourned meetings at which a quorum is present in person or by proxy, any business may be transacted at the meeting as originally noticed.

     SECTION 2.05. VOTING. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by the Articles of Incorporation or a resolution of the Board of Directors filed with the Secretary of State, each shareholder shall have one vote for each share held. Upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot.

     SECTION 2.06 NOTICE OF MEETINGS. Notice of all meetings of shareholders shall be given to every holder of voting shares, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment. The notice shall be given at least fourteen (14), but not more than sixty (60) days before the date of the meeting, except that written notice of a meeting at which an agreement of merger is to be considered shall be given to all shareholders, whether entitled to vote or not, at least fourteen (14) days prior thereto. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business.

     SECTION 2.07. WAIVER OF NOTICE. A shareholder may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting and whether given in writing, orally or by attendance.

     SECTION 2.08. AUTHORIZATION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting as authorized by law.

     SECTION 2.09. RECORD DATE. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of the shareholders, the record date shall be the twentieth (20th) day preceding the date of such meeting.

                                  ARTICLE III.
                                   DIRECTORS

     SECTION 3.01. GENERAL PURPOSES. Except as authorized by the shareholders pursuant to a shareholder control agreement of unanimous affirmative vote, the business and affairs of the corporation shall be managed by or shall be under the direction of the Board of Directors.

     SECTION 3.02. NUMBER, QUALIFICATIONS AND TERM OF OFFICE. Until the first meeting of shareholders, the directors shall be the persons named as directors in the Articles of Incorporation. Thereafter, the number of directors shall be the number last elected by the shareholders. Directors need not be shareholders. Each of the directors shall hold office until the regular meeting of the shareholders next held after his election, until his successor shall have been elected and shall qualify, or until he shall resign or shall have been removed as hereinafter provided.

     SECTION 3.03. BOARD MEETINGS; PLACE AND NOTICE. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of

Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. Any director may call a Board meeting by giving two (2) days notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting. Notice may be given by mail, telephone, telegram, or in person. If the meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

         SECTION 3.04. WAIVER OF NOTICE. A director may waive notice of a meeting of the Board. A waiver of notice by a director is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance.

         SECTION 3.05. QUORUM. A majority of the directors currently holding office is a quorum for the transaction of business.

         SECTION 3.06. VACANCIES. Vacancies on the Board resulting from the death, resignation or removal of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Each director elected under this Section to fill a vacancy holds office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders.

         SECTION 3.07. COMMITTEES. The Board may by resolution establish committees in the manner provided by law. Committee members need not be directors.

         SECTION 3.08. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of, or against, the proposal and shall be entered in the minutes or other record of action of the meeting if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal which the director has consented or objected.

                                  ARTICLE IV.
                                    OFFICERS

         SECTION 4.01. NUMBER. The officers of the corporation shall consist of a Chief Executive Officer and a Chief Financial Officer. The Chief Executive Officer shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed from time to time by the Board of Directors. The Chief Executive Officer shall also see that all orders and resolutions of the Board are carried into effect. The Chief

Executive Officer and Chief Financial Officer shall have such other duties as are prescribed by statute. The Board may elect or appoint any other officers it deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities and terms of office determined by the Board from time to time. Any number of offices or functions of those offices may be held or exercised by the same person. If specific persons have not been elected as President or Secretary, the Chief Executive Officer may execute instruments or documents in those capacities. If a specific person has not been elected to office of Treasurer, the Chief Financial Officer of the corporation may sign instruments or documents in that capacity.

         SECTION 4.02. ELECTION AND TERM OF OFFICE. The Board of Directors shall from time to time elect a Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer and any other officers or agents the Board deems necessary. Such officers shall hold their offices until their successors are elected and qualified.

         SECTION 4.03. DELEGATION OF AUTHORITY. An officer elected or appointed by the Board may delegate some or all of the duties or powers of his office to other persons, provided that such delegation is in writing.

         SECTION 4.04. COMPENSATION OF OFFICERS. An officer shall be entitled only to such compensation as shall be established by written contract or agreement duly approved by or on behalf of the corporation, or established or approved by resolution of the Board of Directors. Absent such written contract, agreement or resolution of the Board of Directors, no officer shall have a cause of action against the corporation to recover any amount due or alleged to be due as compensation for services in his or her capacity as an officer of the corporation.

                                   ARTICLE V.
                           SHARES AND THEIR TRANSFER

         SECTION 5.01. CERTIFICATES FOR SHARES. Every shareholder of this corporation shall be entitled to a certificate, to be in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by him. The certificates shall be numbered in the order in which they are issued and shall be signed by the Chief Executive Officer and Chief Financial Officer; provided, however, that when the certificate is signed by a transfer agent or registrar, the signatures of any of such officers upon the certificate may be facsimiles, engraved or printed thereon, if authorized by the Board of Directors. Such certificate shall also have typed or printed thereon such legend as may be required by any shareholder control agreement. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled.

         SECTION 5.02. TRANSFER OF SHARES. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney in fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat, as the absolute owner of shares of the corporation, the person or persons in whose name or names the shares are registered on the books of the corporation.

         SECTION 5.03. LOST CERTIFICATES. Any shareholder claiming that a certificate for shares has been lost, destroyed or stolen shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a sufficient indemnity bond, in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claims which may be made against it on account of the reissue of such certificate. A new certificate shall then be issued to said shareholder for the same number of shares as the one alleged to have been destroyed, lost or stolen.

                                 CERTIFICATION

         I, Sheldon R. Strouts, do hereby certify that I am duly elected, qualified or acting Secretary of VICOM, INCORPORATED, a corporation organized under the laws of the State of Minnesota, and that the foregoing is a true and correct copy of the By-Laws adopted at a meeting of the Board of Directors thereof convened and held in accordance with law and the Articles of Incorporation of said corporation on ____________ 1983.


                                         -----------------------------
                                                   Secretary

                                   ARTICLE IV

     CERTAIN SHAREHOLDER RIGHTS: Shareholders shall have no preemptive rights to purchase, subscribe for or otherwise acquire any new or additional securities of the Corporation. No shareholder shall be entitled to any cumulative voting rights. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of all voting shares, except where a larger proportion is required by law.

                                    ARTICLE V

     WRITTEN ACTION BY BOARD: An action required or permitted to be taken by the Board of Directors of this Corporation may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors are present, except as to those matters requiring shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

                                   ARTICLE VI

     AMENDMENT: The foregoing shall constitute a restatement of the Articles of this Corporation in their entirety and in all respects supersede the original Articles of Incorporation of this Corporation and all amendments thereto.







THIS INSTRUMENT DRAFTED BY:

Avron L. Gordon, Esq.
Briggs and Morgan
2400 IDS Center
Minneapolis, Minnesota  55402

                   ELECTION TO BECOME GOVERNED BY CHAPTER 302A

                              VICOM, INCORPORATED

     The undersigned, President and Secretary, of VICOM, Incorporated, a corporation subject to the provisions of Minnesota Statutes, Chapter 301, does hereby certify that the resolutions as hereinafter set forth were duly adopted at a meeting of the shareholders of said Corporation held at 9713 Valley View Road, Eden Prairie, Minnesota on September 12, 1983, notice of the time and place of such meeting and the proposals to be considered at such meeting having been waived by each shareholder enetitled to vote thereon by shareholders owning all of the voting power of said Corporation:

               RESOLVED, that VICOM, Incorporated, a Corporation subject to the provisions of Chapter 301 of Minnesota Statutes, hereby elects to be governed by the provisions of Minnesota Statutes Chapter 302A (the "Act") and accepts all of the duties and responsibilities set forth therein.

               RESOLVED FURTHER, that this Corporation shall enact and hereby does enact the Restated Articles of Incorporation (the "Restated Articles") in the form attached hereto as Exhibit A to conform to the requirements of the Act, which Restated Articles supersede in their entirety the Articles of Incorporation of the Corporation dated September 10, 1975, and all amendments thereto.

               RESOLVED FURTHER, that the President of this Corporation is authorized and directed to take such other action as shall be necessary or appropriate to carry out the purpose of the foregoing resolutions.




(NO SEAL)                                        /s/ Sherman Bell
                                                 -------------------------------
                                                 Sherman Bell, President


Attest:



/s/ Sheldon R. Strouts
----------------------------------
Sheldon R. Strouts, Secretary

                OFFICE OF THE SECRETARY OF STATE
[SEAL]          MODIFICATON OF STATUTORY REQUIREMENTS
                OR AMENDMENTS OF ARTICLES OF INCORPORATION

            - READ INSTRUCTIONS AT BOTTOM OF PAGE BEFORE COMPLETING THIS FORM

===================================================================================================================================
CORPORATE NAME

     Vicom, Incorporated
-----------------------------------------------------------------------------------------------------------------------------------
DATE OF ADOPTION OF AMENDMENTS/MODIFICATION                                EFFECTIVE DATE(S), IF ANY, OF AMENDMENTS/MODIFICATIONS*

     May 12, 1987
-----------------------------------------------------------------------------------------------------------------------------------
AMENDMENTS/MODIFICATION APPROVED BY CORPORATE:   / X / SHAREHOLDERS     /   / DIRECTORS    /   / INCORPORATORS

  YOU MUST CONSULT TO MINNESOTA STATUTES, SECTIONS 302A.133 AND 302A.135, TO DETERMINE WHO SHALL APPROVE AMENDMENTS/MODIFICATIONS.
===================================================================================================================================


The following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: (Insert full text of newly amended or modified article(s), indicating which article(s) is(are) being amended or added. If the full text of the amendment will not fit in the space provided, please do not use this form. Instead, retype the amendment on a separate sheet or sheets using this format.)

ARTICLE VII
"A Director's personal liability to this corporation or its shareholders for monetary damages for breach of fiduciary duty shall be eliminated except that this article shall not eliminate or limit the liability of a Director:
(a) for any breach of the director's duty of loyalty to the corporation or its shareholders
(b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(c)  under section 302A.559 or 80A.23;
(d) for any transaction from which the director derived an improper personal benefit; or
(e) for any act or omission occuring prior to the date when the provision in the articles eliminating or limiting liability becomes effective."


*Note: Effective date may be any date within 30 days after the filing date. If no date is specified, the effective date is the date filed.


I SWEAR THAT THE FOREGOING IS TRUE AND ACCURATE AND THAT I HAVE THE AUTHORITY TO SIGN THIS DOCUMENT ON BEHALF OF THE CORPORATION.



                                             Signed: /s/ Marvin Frieman
STATE OF MINNESOTA           )                      -------------------------
                             )
County of ____ HENNEPIN____  )SS.            Position: EVP
                                                      -------------------------

The foregoing instrument was acknowledged before me this __18__ day of __May_, 19__87__.


Notarial         [SEAL]                          /s/ Steven Bell
  Seal                                           -------------------------------
                                                 (Notary Public)


================================================================================

- INSTRUCTIONS                                    FOR USE BY SECRETARY OF STATE
1.  TYPE OR PRINT USING DARK INK.
2.  FILING FEE:  $15.00.
3.  MAKE FILING FEE PAYABLE TO THE                     [ STAMP LOGO ]
    SECRETARY OF STATE.
4.  MAIL OR BRING COMPLETE FORM TO:
     SECRETARY OF STATE
     CORPORATION DIVISION
     180 STATE OFFICE BUILDING
     ST. PAUL, MN  55101
     (612) 296-2803